UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 25, 2013

MARATHON PATENT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54652	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2331 Mill Road, Suite 100 Alexandria, VA	22314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 232-1701

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On September 25, 2013, Vantage Point Technology, Inc. (“Vantage”), a Delaware corporation and newly formed wholly owned subsidiary of Marathon Patent Group, Inc. (the “Company”), entered into a patent purchase agreement (the “Agreement”) with Intergraph Corporation, a Delaware corporation (“Intergraph”), pursuant to which Vantage acquired a patent portfolio (“Patents”). The transaction contemplated in the Agreement closed on September 30, 2013.

Upon closing, Vantage shall grant Intergraph and its affiliates a royalty-free, fully paid up, non-exclusive, non-sublicensable, irrevocable, non-transferable right and license under the Patents, and for the lives thereof to practice the methods under and to make, have made, use, distribute, lease, sell, offer for sale, import, export, develop and otherwise dispose of and exploit any products and services designed, made, sold, offered for sale, imported or distributed by or on behalf of Vantage and/or its affiliates covered by the Patents.

The above description of the transactions and agreements discussed herein does not purport to be complete and is qualified in its entirety by the Agreement which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013.  The Company will seek confidential treatment for certain terms of the Agreement at the time of filing such Quarterly Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 1, 2013

MARATHON PATENT GROUP, INC.

By:	/s/ Doug Croxall
Name: Doug Croxall
Title: Chief Executive Officer